EXHIBIT  3.7

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF DESIGNATIONS OF
                            SERIES D PREFERRED STOCK
                                       OF
                                   CADIZ INC.


         CADIZ INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That on December 28, 2000, the Certificate of Designations of Series D Preferred Stock of the Corporation was filed in the Office of the Secretary of State of Delaware;

         SECOND: That on December 28, 2000, a "Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designations of Series D Preferred Stock of Cadiz Inc. Filed in the Office of the Secretary of the State of Delaware on December 28, 2000" was filed in the Office of the Secretary of State of Delaware.

         THIRD: That on November 4, 2002, at a meeting of the Board of Directors of the Corporation, the following resolutions were duly adopted:

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Corporation and its stockholders that the Certificate of Designations of Series D Preferred Stock of the Corporation (the "Series D Certificate of Designations") be amended as follows:

         1. The first sentence of Section 5 of the Series D Certificate of Designations (entitled "CONVERSION") is hereby amended to delete the reference to "$8.00" in the third line thereof and to insert in lieu thereof a reference to "$5.25."

         2. Paragraph (a) of Section 7 of the Series D Certificate of Designations (entitled "MANDATORY REDEMPTION") is hereby amended and restated to read in its entirety as follows:

                  "(a) The Corporation shall redeem on July 16, 2006, and not prior to said date (the "Redemption Date") all shares of Series D Preferred Stock outstanding as of such date from any source of funds legally available therefor."

         FOURTH: That all of the holders of the Corporation's Series D Preferred Stock have consented in writing to the aforesaid amendment.

         FIFTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, CADIZ INC., has caused this Certificate to be signed by Stanley E. Speer, its Chief Financial Officer, and attested by Jennifer Hankes Painter, its Secretary, this _31_th day of December, 2002.

                                   CADIZ INC.



                                        By:   /s/ Stanley E. Speer
                                             ---------------------------------
                                              Chief Financial Officer

ATTEST:



By:    /s/ Jennifer Hankes Painter
      ----------------------------------
       Secretary